Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Mrs. Fields' Original Cookies, Inc. on Form S-4 of our report dated February 9, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/DELIOTTE & TOUCHE LLP
DELIOTTE & TOUCHE LLP

Salt Lake City, Utah
April 3, 1998